UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 12, 2025

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 N. Vel R. Phillips Avenue, Milwaukee, WI 53203

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FI	The New York Stock Exchange
1.125% Senior Notes due 2027	FI27	The New York Stock Exchange
1.625% Senior Notes due 2030	FI30	The New York Stock Exchange
3.000% Senior Notes due 2031	FI31	The New York Stock Exchange
4.500% Senior Notes due 2031	FI31A	The New York Stock Exchange
2.875% Senior Notes due 2028	FI/28C	The New York Stock Exchange
3.500% Senior Notes due 2032	FI/32	The New York Stock Exchange
4.000% Senior Notes due 2036	FI/36	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2025, Fiserv, Inc. (the “Company”) entered into a new Credit Agreement (the “Credit Agreement”) among the Company, Fiserv Funding Unlimited Company, a private unlimited company with share capital incorporated under the laws of Ireland that is a wholly owned subsidiary of the Company (“Fiserv Funding,” and together with the Company, the “Borrowers”), each of the other subsidiary borrowers party thereto from time to time, the financial institutions party thereto from time to time and JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”). The Credit Agreement will replace the Prior Credit Agreement (as defined in Item 1.02 below) and provides for a senior unsecured multicurrency revolving credit facility that matures on August 12, 2030. The initial maximum aggregate principal amount of availability under the revolving credit facility is $8.0 billion, of which $0 was drawn as of August 12, 2025. Drawings under the Credit Agreement are available in U.S. dollars, euro, pounds sterling and certain other currencies to the extent agreed by the Administrative Agent and the lenders.

The Borrowers may borrow, repay and re-borrow amounts under the Credit Agreement from time to time until the maturity of the revolving credit facility. Voluntary prepayments and commitment reductions under the Credit Agreement are permitted at any time generally without fee. Borrowings under the Credit Agreement bear interest at variable rates that are based on currency-specific reference rates, including, in the case of U.S. dollar borrowings, Term SOFR or the base rate, plus, in each case, a specified margin based upon the Company’s long-term debt rating in effect from time to time. The Credit Agreement also requires the Company to pay a facility fee based on the aggregate commitments in effect under the Credit Agreement from time to time, whether used or unused, and fees based on the amount available to be drawn under letters of credit issued under the Credit Agreement from time to time, in each case in amounts that fluctuate based upon the Company’s long-term debt rating in effect from time to time.

The Credit Agreement contains various restrictions and covenants that require the Company to, among other things, limit its consolidated indebtedness as of the end of each fiscal quarter to no more than 3.75 times the Company’s consolidated “EBITDA” (as defined in the Credit Agreement), which comprises the Company’s net income before interest, taxes, depreciation, amortization, non-cash charges and expenses and certain other adjustments, during the period of four fiscal quarters then ended, subject to certain exceptions.

The Credit Agreement also contains customary events of default. If an event of default under the Credit Agreement occurs and is continuing, then the Administrative Agent may terminate the lenders’ commitments and declare any outstanding obligations under the Credit Agreement to be immediately due and payable. In addition, if any of the Borrowers or any of the Company’s material subsidiaries becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then the lenders’ commitments will automatically terminate and any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.

The Administrative Agent and certain of the financial institutions acting as lenders under the Credit Agreement also acted in such capacities under the Prior Credit Agreement and have also acted as underwriters on certain of the Borrowers’ securities offerings. Some of such financial institutions are also customers of the Company or its affiliates.

The foregoing description of the Credit Agreement is summary in nature and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed hereto as Exhibit 4.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 12, 2025, concurrently with the Borrowers’ entry into the Credit Agreement described in Item 1.01 hereof, the Company voluntarily terminated its existing Credit Agreement dated June 16, 2022 (as amended through such date, the “Prior Credit Agreement”), among the Company, the financial institutions party thereto from time to time and JPMorgan Chase, Bank, N.A., as administrative agent. The Prior Credit Agreement provided for a multicurrency revolving credit facility in an aggregate principal amount of up to $6.0 billion, of which $0 was drawn as of August 12, 2025, and would have matured on June 16, 2027. The Prior Credit Agreement contained covenants substantially similar to those contained in the Credit Agreement. The information provided in Item 1.01 of this Current Report on Form 8-K regarding the roles of the Administrative Agent and the financial institutions acting as lenders under the Credit Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits. The following exhibit is being filed herewith:

EXHIBIT INDEX

Exhibit Number	Description

4.1	Credit Agreement, dated as of August 12, 2025, among Fiserv, Inc., Fiserv Funding Unlimited Company, the other subsidiary borrowers party thereto from time to time, the financial institutions party thereto from time to time and JPMorgan Chase Bank, N.A. as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: August 12, 2025	By:	/s/ Robert W. Hau
Robert W. Hau
Chief Financial Officer